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                                                                     EXHIBIT 1.2


                        FORM OF DISTRIBUTION AGREEMENT

                              February ___, 2000

FLEETBOSTON ROBERTSON STEPHENS
555 California Street
Suite 2600
San Francisco, California  94104

Ladies/Gentlemen:

     1. General. Read-Rite Corporation, a Delaware corporation (the "Company"), proposes to offer for cash up to $75,000,000 aggregate principal amount of 10% Convertible Subordinated Notes due September 1, 2004 (the "Exchange Notes") that are convertible into common stock (the "Shares") of the Company to Holders who submit their Existing Notes in the Exchange Offer (the "Cash Offer").

          In the event Holders submit indications of interest for more than $75,000,000 aggregate principal amount in the Cash Offer, the additional Exchange Notes will be allocated on a pro rata basis based on the amount of each Holder's indication in the Cash Offer. The additional Exchange Notes issued in the Cash Offer are to be issued pursuant to an Indenture, dated February __, 2000, as amended or modified from time to time (the "Indenture"), between the Company, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Registration Statement (as defined herein).

     2. Appointment as Agent. By this Placement Agreement (the "Agreement"), the Company hereby engages and appoints you as exclusive Distribution Agent (the "Distribution Agent") for the Cash Offer and authorizes you to act as such in connection with the Cash Offer.

          (a) Subject to the terms and conditions stated herein, the Company hereby agrees that the Exchange Notes issued in the Cash Offer will be sold exclusively through the Distribution Agent. Accordingly, the Company agrees that it will not appoint any other agent to act on its behalf, or assist it in the placement of the additional Exchange Notes in the Cash Offer. The Distribution Agent agrees to use its best efforts to obtain purchases from the Holders for any and all of the additional Exchange Notes at a price of $ per additional Exchange Notes.

          (b) The Company shall not sell or approve the solicitation of offers for the purchase of additional Exchange Notes in excess of the amount which shall be authorized by the Company or in excess of the aggregate offering price of the Exchange Notes registered pursuant to the Registration Statement.
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     3.   Registration Statement, Offering Circular/Prospectus and Offering
          Materials.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended (the "TIA"), and applicable rules and regulations (the "Rules and Regulations") of the Commission thereunder, a combined Registration Statement on Form S-4 (No. 333-95527) and Form S-3 (No. ___ - _____), including an Offering Circular/Prospectus, covering the registration of the additional Exchange Notes and Shares issuable upon conversion of the Exchange Notes and the Shares that may be issued solely at the Company's option as payment of interest on the Exchange Notes. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Offering Circular/Prospectus" as used in this Agreement shall mean the final offering circular/prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised offering circular/prospectus shall be provided to you by the Company for use in connection with the Cash Offer that differs from the Offering Circular/Prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Offering Circular/Prospectus" shall refer to such revised offering circular/prospectus from and after the time it is first provided to you for such use. Any reference to the Registration Statement or the Offering Circular/Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 and Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement or the Offering Circular/Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Offering Circular/Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, which, upon filing, are incorporated by reference therein, as required by Item 11 of Form S-4 and Item 12 of Form S-3. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Offering Circular/Prospectus or any amendment or supplement thereto. The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Offering Circular/Prospectus shall include all documents deemed to be incorporated by reference in the Offering Circular/Prospectus that are filed subsequent to the date of the Offering Circular/Prospectus and prior to the termination of the Exchange Offer and Cash Offer by the Company with the Commission pursuant to the Exchange Act and the rules and regulations of the Commission thereunder.

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     4.   Use of the Prospectus and Registration Statement.

          (a) The Prospectus has been or will be prepared and approved by, and is the sole responsibility of, the Company. The Company shall disseminate or, to the extent permitted by law, use its best efforts to disseminate the Prospectus to each registered Holder of any Existing Notes, as soon as practicable on the Commencement [Date] (the "Commencement Date"), pursuant to Rule 13e-4 under the Exchange Act, and comply with its obligations thereunder. Thereafter, to the extent practicable until three days prior to the Expiration Date of the Cash Offer, the Company shall use its best efforts to cause copies of the Prospectus and a return envelope to be mailed to each person who becomes a Holder of record of any Existing Notes. The Company acknowledges and agrees that you may use the Prospectus as specified herein without assuming any responsibility for independent verification on your part other than information about the Distribution Agent supplied by you in writing and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information and without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

          (b) The Company agrees to provide you with as many copies as you may reasonably request of the Prospectus and Registration Statement. The Company agrees that within a reasonable time prior to using or filing with the Commission or any governmental or regulatory entity or agency (an "Other Agency"), including the National Association of Securities Dealers, Inc. (the "NASD"), the Prospectus and Registration Statement, it will submit copies of such materials to you and your counsel and will give reasonable consideration to your and your counsel's comments, if any, thereon. The Company agrees prior to the termination of the Cash Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, the Distribution Agent and its counsel ("Distribution Agent's counsel") within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, or Prospectus and will give reasonable consideration to your and your counsel's comments, if any, thereon.

          (c) The Company has furnished or shall use its best efforts to furnish to you, or cause the transfer agents or registrars for the Exchange Notes to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Exchange Notes as of a recent date, together with their addresses. Additionally, the Company shall update, or cause the transfer on agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Cash Offer.

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          (d)  The Company authorizes the Distribution Agent to use the
Prospectus in connection with the Cash Offer for such period of time as any such materials are required by law to be delivered in connection therewith.

          (e) The Company agrees that any reference to the Distribution Agent in any Prospectus or in any newspaper announcement or press release or other document or communication is subject to the Distribution Agent's prior consent, which consent shall not be unreasonably withheld.

     5. Withdrawal. In the event that the Company (i) uses or permits the use of, or files with the Commission or any Other Agency, or any amendment or supplement to the Registration Statement or the Prospectus, and such document
(a) has not been submitted to you previously for your and your counsel's comments or (b) has been so submitted, and you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; or (ii) shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein, then you shall be entitled to withdraw as Distribution Agent in connection with the Cash Offer without any liability or penalty to you and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all fees and expenses payable under Sections 6 and 7 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to
Section 6, the aggregate principal amount of Existing Notes tendered pursuant to the Cash Offer as of the close of business on the date of such withdrawal which are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Cash Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal).

     6. Fees. As compensation for your services in connection with the Cash Offer, the Company will pay you a fee determined as set forth below as of the Expiration Date with regard to the Existing Notes validly tendered and accepted for exchange pursuant to the Cash Offer: the fee for the Cash Offer if paid in Exchange Notes, will be (i) fungible with the Exchange Notes except in relation to resale restrictions (explained below), and (a) will be 5% of the final Cash Offer amount or, (b) if paid in cash, 4% of the final Cash Offer amount. If the fee for the Cash Offer is paid in Exchange Notes, such Exchange Notes will not be covered by the Registration Statement.

     7.   Expenses.

          (a) The Company agrees that it will pay the costs and expenses incident to the performance of the obligations hereunder, including, without limitation (i) all costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Prospectus to their customers, (ii) the filing fees and expenses, if any, incurred with respect to any filing with the NASD, (iii) all costs and expenses incident to the preparation, issuance, execution and delivery of the Exchange Notes upon exchange of the Existing Notes, (iv) all

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costs and expenses incident to the preparation, printing and filing under the
Securities Act of the Registration Statement and the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (v) all costs and expenses incurred in connection with the registration or qualification of the Exchange Notes issuable upon exchange of the Existing Notes under the laws of such jurisdictions as the Distribution Agent may designate, if any (including, without limitation, reasonable fees of counsel for the Distribution Agent and its reasonable disbursements), (vi) all costs and expenses incurred in connection with the printing (including word processing and duplication costs) and delivery of the Prospectus and Registration Statement (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping; (vii) all advertising expenses related to the Cash Offer and the fees and expenses of the Exchange Agent and the Information Agent; (viii) all fees and expenses incurred in marketing the Cash Offer, including but not limited to road show presentations, if any; and (ix) the fees and disbursements of Wilson, Sonsini, Goodrich and Rosati, counsel to the Company, and Ernst & Young LLP, auditors to the Company. In addition, the Company agrees to reimburse the reasonable out-of-pocket expenses of the Distribution Agent in connection with the Cash Offer, including, without limitation, the reasonable legal fees and expenses of the Distribution Agent's Counsel in connection with the Cash Offer.

          (b) In addition to its other obligations under Section 11(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 11(a) hereof, it will reimburse the Distribution Agent on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Distribution Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Distribution Agent shall promptly return such payment to the Company together with interest. Any such interim reimbursement payments which are not made to the Distribution Agent within thirty (30) days of a request for reimbursement shall bear interest compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty
(30) largest banks ("Prime Rate"). Any such interim reimbursement payments which are not made to the Distribution Agent within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (c) In addition to its other obligations under Section 11(b) hereof, the Distribution Agent agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in
Section 11(b) hereof, it will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of

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the Distribution Agent's obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Distribution Agent together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (d) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 7(b) and 7(c) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 7(b) and 7(c) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 11(a) and 11(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 11(d) hereof.

     8. Representations, Warranties and Agreements of the Company. The Company represents and warrants to you, and agrees with you, that:

          (a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder and has been filed with the Commission; such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus and such abbreviated registration statements as may hereafter be required. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been or, if filed after the Commencement Date, will be, delivered to you and your counsel.

          (b) The Registration Statement, including the Prospectus, has been filed as of the Commencement Date; will become effective not later than the Expiration Date; and the Commission has not issued any order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or instituted proceedings for

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that purpose; the Prospectus, including the Registration Statement, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the TIA, and the applicable Rules and Regulations of the Commission thereunder; the Registration Statement, when it became effective, did not contain and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and neither the Prospectus nor the Registration Statement contains, and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you specifically for use in the preparation thereof.

          The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (d) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and

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leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

          (e) All issued and outstanding shares of capital stock of each of the Company's material subsidiaries has been duly authorized and validly issued and are fully paid and nonassessable, and, has not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, except as disclosed in the Registration Statement and Prospectus, are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations.

          (f) The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Exchange Notes and to consummate the Cash Offer and all other transactions contemplated in the Prospectus. The Cash Offer and all other actions by the Company contemplated in the Prospectus have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate proceedings by the Company are necessary to authorize such actions. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Cash Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Cash Offer, the consummation of the Cash Offer, and the other transactions contemplated in the Prospectus, and the fulfillment of the terms hereof and thereof, do not and will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound, and except where such breach, violation, or default would not have a Material Adverse Effect, (ii) the charter or bylaws of the Company or any of its subsidiaries, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties. No consent, approval, authorization, permit or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties is required for the execution and delivery of this Agreement, the Cash Offer, the issuance and delivery of the Exchange Notes pursuant to the Cash Offer, and the consummation by the Company or any of its subsidiaries of the transactions contemplated herein or in the Prospectus, except such as may be required under the Securities

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Act, the Exchange Act, or under state or other securities, or Blue Sky laws or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR" Act) all of which requirements have been satisfied. Notwithstanding the foregoing, to the extent any of the foregoing representations speak as to any of the Company's subsidiaries, such representations shall be deemed to be made only as it relates to the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the Cash Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Cash Offer, and the consummation of the Cash Offer, but no other transaction contemplated in the Prospectus.

          (g) Except as disclosed in the Prospectus, there is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, any of its subsidiaries or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective officers or properties or otherwise which (i) might prevent consummation of the Cash Offer, the transactions contemplated hereby or thereby or the other transactions contemplated in the Prospectus or (ii) is required to be disclosed in the Registration Statement or the Prospectus, and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the Rules and Regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document.

          (h) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus and any Incorporated Document (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Shares issuable pursuant to the terms of the Exchange Notes have been duly authorized for issuance and delivery and, when issued and delivered by the Company in accordance with the terms of the Exchange Notes will be duly and validly issued and fully paid and nonassessable, and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares issuable in the Cash Offer or the issuance thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date; and if the Rights,

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if any, issuable under the Preferred Shares Right Agreement have been duly authorized and when, and if, issued upon the terms of the Preferred Shares Rights Agreement will be valid and binding obligations of the Company enforceable in accordance with their terms. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance or transfer of the Shares issuable in accordance with the Cash Offer and except as may be required under the Securities Act, the Exchange Act or under state or other securities or Blue Sky laws.

          (i) The Indenture has been or will be duly authorized by the Company, has been filed as of the Commencement Date, will be qualified under the TIA, not later than the Expiration Date and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (j) The Exchange Notes to be issued pursuant to the Cash Offer have been authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Cash Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by the (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Exchange Notes will conform in all material respects to the description thereof contained in the Prospectus.

          (k) The consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly, in all material respects, the financial position, the results of operations and cash flows of the Company at the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated except as may otherwise be stated therein. The interim consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments and supplements thereto) have been prepared on a basis consistent with the audited consolidated financial statements and include in your opinion all adjustments, including normal recurring adjustments necessary to present fairly the financial information therein. The selected and summary consolidated financial and statistical data included in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No financial statements or schedules, other than the consolidated financial

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statements or schedules that are included in the Registration Statement and the
Prospectus (and any amendments or supplements thereto), are required to be included therein.

          (l) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and has been accepted for quotation on The NASDAQ Stock Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The NASDAQ Stock Market, nor has the Company received any notification that the Commission or NASD is contemplating terminating such registration or listing.

          (m) The Company has conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder.

          (n) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the additional Exchange Notes in exchange for the Existing Notes pursuant to the Cash Offer, any offering material in connection with the Cash Offer other than the Prospectus.

          (o) The Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the Exchange Notes, except for which the approval thereof will be obtained by the Company in a no-action letter of the Commission to be delivered to the Company prior to the Expiration Date.

          (p) The Exchange Agent Agreement between the Company and Norwest Bank Minnesota, National Association (the "Exchange Agent Agreement") is or will be in full force and effect.

          (q) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

     9.   Further Agreements of the Company.  The Company agrees with you that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof to become effective as soon as possible but no later than the Expiration Date, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the rules and regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if for any reason the filing of the final form of the Prospectus is required under Rule 424(b)(3) of the rules and regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information relating to the Cash Offer; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of your counsel, may be necessary or advisable in connection with the Cash Offer; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Cash Offer is required to be delivered under the Securities Act and the Exchange Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Cash Offer as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and it will file no amendment or supplement to the Registration Statement or Prospectus or the Incorporated Documents, or, prior to the end of the period of time in which the Prospectus relating to the Cash Offer are required to be delivered under the Securities Act and the Exchange Act, file any document which upon filing becomes an Incorporated Document, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof and will give reasonable consideration to you or your counsel's comments, if any, thereon, subject, however, to compliance with the Securities Act and the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any order by the Commission refusing or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any refusal or stop order or to obtain its withdrawal at the earliest possible moment if such refusal or stop order should be issued.

          (c) The Company will use its best efforts to qualify the Exchange Notes issuable pursuant to the Cash Offer under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the Cash Offer, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Exchange Notes shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          (d) To make generally available to its security holders and to the Distribution Agent as soon as practicable an earnings statement covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

          (e) To use its best efforts to advise or cause the Exchange Agent to advise the Distribution Agent at 5:00 P.M., Eastern Standard Time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Notes tendered as follows: (i) the aggregate principal amount of Existing Notes validly tendered and represented by confirmations of receipt of book-entry transfer of Existing Notes pursuant to the procedures set forth in the Cash Offer on such day; (ii) the aggregate principal amount of any Existing Notes properly withdrawn on such day; and (iii) the cumulative totals of the principal amount of Existing Notes in categories
(i) through (ii), inclusive, above.

          (f) Without limiting Sections 5, 7 and 13 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of your obligations hereunder, the Company will reimburse the you for all out-of-pocket expenses (including fees and disbursements of Distribution Agent's Counsel) incurred by you in connection with the Cash Offer.

     10. Conditions of Distribution Agent's Obligations. Your obligations as provided herein shall be subject, as of the Commencement Date and all times on and prior to the Closing Date, to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have been filed; and no stop order refusing or suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus, any Incorporated Document, or otherwise) shall have been complied with to the reasonable satisfaction of Distribution Agent's Counsel.

     (b) The Registration Statement shall become effective prior to the Expiration Date and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus, any Incorporated Document, or otherwise) shall have been complied with to the reasonable satisfaction of Distribution Agent's Counsel.

     (c) After execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or development involving a prospective change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that described in the Prospectus that, in the Distribution Agent's judgment, is material and adverse and that makes it, in the Distribution Agent's judgment, impracticable to recommend that holders of Existing Notes participate in the Cash Offer on the terms and in the manner contemplated in the Registration Statement.

     (d) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Prospectus, or otherwise, and the registration, authorization, issue, and delivery of the Exchange Notes issuable in accordance with the Cash Offer, shall have been reasonably satisfactory to Distribution Agent's Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

     (e) You shall have received the opinion of Wilson, Sonsini, Goodrich and Rosati, counsel for the Company, dated the Commencement Date (except as to clauses (xiii and xx)) and the Closing Date, respectively, addressed to you to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

               (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

               (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

               (iv) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

               (v) All issued and outstanding shares of capital stock of each of the Company's material subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations);

               (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

               (vii) The Exchange Notes to be issued pursuant to the Cash Offer have been authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by the
          (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Exchange Notes will conform in all material respects to the description thereof contained in the Prospectus; and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations;

               (viii) The Company has the corporate power and authority to enter into this Agreement, the Exchange Agent Agreement, the Information Agent Agreement, and the Indenture under which the Exchange Notes will be issued pursuant to the Cash Offer;

               (ix) This Agreement, the performance by the Company of it obligations hereunder, the Cash Offer, the issuance and delivery by the Company of the Indenture pursuant to the Cash Offer and consummation of the Cash Offer has been duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (x) The Exchange Agent Agreement has been duly authorized, executed and delivered by the Company;

               (xi) The Company is not, or after giving effect to the Cash Offer, will not be, and the Company is not directly or indirectly "controlled" by, an "investment company," as such terms are defined in the 1940 Act;

               (xii) The Registration Statement has been filed under the Securities Act prior to the Commencement Date and, to such counsel's knowledge, no refusal order preventing effectiveness and after no effectiveness stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

               (xiii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, including supporting schedules and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder; and each of the Incorporated Documents (other than the financial statements (including supporting schedules) and the financial data derived therefrom as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act and the applicable rules and regulations of the Commission thereunder as to form in all material respects with the requirements of the Securities Act and the rules and regulations and the Exchange Act and the applicable rules and regulations of the Commission thereunder;

               (xiv) The information in the Prospectus under the captions "The Cash Offer," "U.S. Federal Income Tax Considerations," "Description of the Existing Notes" and "Description of the Exchange Notes," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein and the form of certificates evidencing the Common Stock of the Company comply with Delaware law;

               (xv) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Securities Act and the applicable rules and regulations thereunder; the descriptions of the Dealer Manager Agreement, the Distribution Agreement, the Bank Facility Agreement, Registration Statement and the Prospectus are accurate and fair summaries of the material terms of such agreements;

               (xvi) The execution and delivery by the Company of, and the performance by the Company of it obligations under this Agreement, the Cash Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Cash Offer and consummation of the Cash Offer, and the fulfillment of the terms hereof and thereof will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over any of their properties or operations; provided, however, that no opinion need be rendered concerning state securities or Blue Sky laws;

               (xvii) No consent, approval, authorization, permit or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of its obligations under this Agreement, the Cash Offer, the issuance and delivery of the Exchange Notes pursuant to the Cash Offer and the consummation of the Cash Offer, except such as have been obtained under the Securities Act or Exchange Act or such as may be required under state or other securities or Blue Sky laws;

               (xviii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, the Prospectus or any Incorporated Document by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the applicable Rules and Regulations of the Commission thereunder, other than those described therein;

               (xix) To such counsel's knowledge, neither the Company nor any of its subsidiaries is presently (a) in material violation of its respective charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations;

               (xx) The Indenture has been duly qualified under the TIA, has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and binding agreement of the Company enforceable in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (xxi) The Exchange Notes when executed and authenticated in accordance with the provisions of the Indenture, assuming due authorization, execution and delivery of the Indenture by the Trustee, and delivered in accordance with the terms of the Cash Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by the
          (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (xxii) The Shares issuable pursuant to the terms of the Exchange Notes have been duly authorized and reserved for the issuance and delivery and when issued in accordance with the terms of the Exchange Notes, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights under the Company's certificate of incorporation, by-laws or applicable law and the Rights, if any, issuable under the Preferred Shares Rights Agreement have been duly authorized and when, and if, issued in accordance with the terms of the Rights Agreement will be valid and binding obligations of the company enforceable in accordance with their terms.

               (xxiii) such counsel (1) is of the opinion that each document incorporated by reference in the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein or incorporated by reference therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein as to which such counsel need not express an opinion and except for that part of the Registration Statement that constitutes the Form T-1) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (3) has no reason to believe that (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express and belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (4) has no reason to believe that (except for financial statements and schedules, and other financial and statistical data as to which such counsel need not express any belief) the Prospectus at the date of such opinion contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In addition to their opinions set forth above, Wilson, Sonsini, Goodrich & Rosati shall include in its opinion a statement to the effect that nothing has come to its attention that causes it to believe that the Registration Statement and Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data derived therefrom, set forth therein or omitted therefrom, as to which no advice is given), at the time it was declared effective by the Commission and at all times subsequent thereto up to and on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data derived therefrom, set forth therein or omitted therefrom, as to which no advice is given), as of its date and at all times subsequent thereto up to and on the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to such statement,

Wilson, Sonsini, Goodrich & Rosati may state that its belief is based upon procedures set forth therein, but it is without independent check or verification except as specified therein.

          Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States of America or the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Distribution Agent, and to Distribution Agent's Counsel. Such counsel shall also state that the conditions for the use of Form S-4 and Form S-3 set forth in
the General Instructions thereto have been satisfied.   In addition, the
Distribution Agent on the Closing Date shall be entitled to rely on such counsel's tax opinion delivered in connection with Distributions to the effect that such Distributions will qualify as a tax-free spinoff under Section 355(e) of the Internal Revenue Code.

     (c) You shall have received on the Closing Date an opinion of Shearman & Sterling, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

     (d) You shall have received on the Commencement Date and the Closing Date, letters, dated as of the Commencement Date (or one business day prior thereto) and Closing Date, as the case may be, from Ernst and Young LLP addressed to you substantially in the form of that certain draft letter dated February , 2000.

     (e) You shall have received a certificate of the Company, dated as of the Commencement Date (excluding (iii)) and the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

               (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Commencement Date or Closing Date or such other date as of which any representation speaks, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date or Closing Date, as the case may be;

               (ii) No stop order refusing or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

               (iii) When the Registration Statement became effective and at all times subsequent thereto up to the date of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, and the Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act and the rules and regulations thereunder or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the rules and regulations thereunder or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and up to the date of such certificate, and except as disclosed therein, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained and which has a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Cash Offer or consummate the Cash Offer.

     (f) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to your obligations hereunder.

     (g) You shall have received on the Closing Date the execution and delivery of the Registration Rights Agreement dated February __, 2000.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Distribution Agent's Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

     11.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus, or any amendments or supplements thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of any material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you, specifically for use in the preparation thereof.

          The indemnity agreement in this Section 11(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, you and your affiliates and the partners, directors, officers, employees and agents of you and your affiliates, and each person, if any, who controls you within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b) You agree to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of yours herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or Prospectus, or any amendments or supplements thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
Section 11(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto or in the preparation thereof, and agree to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

          The indemnity agreement in this Section 11(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which you may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 11(a) or 11(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that you are responsible for the portion represented by the percentage that the maximum Distribution Agent's fee payable to the Distribution Agent pursuant to Section 6 hereof bears to the value of the maximum number of Exchange Notes issuable pursuant to the Cash Offer, and the Company is responsible for the remaining portion, provided, however, that (i) you shall not be required to contribute any amount in excess of the amount by which the fee paid to you pursuant to Section 6 hereof exceeds the amount of damages which you have been otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 11(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or the Company within the meaning of the Securities Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

          (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 11, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 11 fairly allocate the risks in light of the ability of the parties to investigate the

Company and its business in order to assure that adequate disclosure is made in the Registration Statement, and the Prospectus as required by the Securities Act and the Exchange Act.

     12. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the completion of the Cash Offer or termination of this Agreement.

     13. Termination. (a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in Section 10 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 10 (and the Distribution Agent shall have notified the Company thereof) or (iii) the date on which the Company terminates or withdraws the Cash Offer for any reason (the earliest to occur of clauses (i), (ii) and (iii) being referred to as the "Termination Date").

          (b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

          If you elect to terminate this Agreement as provided in this Section 13, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

     14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter) to you c/o BancAmerica Robertson Stephens, 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278, Attention:
General Counsel; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to Read-Rite, Attention: Executive Vice President -- Administration, with a copy to Wilson, Sonsini, Goodrich & Rosati.

     15. Parties. This Agreement shall inure to the benefit of and be binding upon the Distribution Agent and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Securities Act or the Exchange Act, officers and directors referred to in
Section 11 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No Holder of Existing Notes receiving additional Exchange Notes upon exchange of such Existing Notes shall be construed a successor or assign by reason merely of such exchange.

     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     17. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

     Please indicate your willingness to act as Distribution Agent on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                                        Very truly yours,

                                        READ-RITE CORPORATION

                                        By ____________________________________
                                           Name:
                                           Title:

Accepted as of the date first above
  written:

FLEETBOSTON ROBERTSON STEPHENS


By _________________________________
   Name:
   Title: